Exhibit 99.8

SEQUENOM, INC.

STOCK OPTION GRANT NOTICE

2006 EQUITY INCENTIVE PLAN

Sequenom, Inc. (the “Company”), pursuant to its 2006 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Stock Option Agreement.

Optionholder:
Grant Date:
Vesting Commencement Date:
Exercise Price:
Number of Option Shares:
Expiration Date:

Type of Option:	☐ Incentive Stock Option[1] ☐ Nonstatutory Stock Option

Exercise Schedule:	Same as Vesting Schedule

Vesting Schedule:

[1/4th of the shares vest one year after the Vesting Commencement Date.

1/48th of the shares vest monthly thereafter over the next three years.]

[1/48th of the shares vest monthly over four years.]

[Other:                                                                              ]

Payment:	By one or a combination of the following methods of payment (described in the Stock Option Agreement):

☐ Cash or check

☐ Bank draft or money order payable to the Company

☐ Pursuant to a Regulation T program (cashless exercise) if the shares are publicly traded

☐ Delivery of already-owned shares if the shares are publicly traded

☐ Net exercise

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only, if any:

None:    ☐

OTHER AGREEMENTS:	_______________________________________________________
_______________________________________________________

Optionholder hereby further acknowledges receipt of a copy of the prospectus for the Plan in the form available at http://                    . A copy of the Plan is also available at http://                    .

[1]	If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.

OPTIONHOLDER:	SEQUENOM, INC.

By:
Signature		Signature

Date:	Title

Residence Address: __________________________________	Date:

ATTACHMENTS: Stock Option Agreement, 2006 Equity Incentive Plan and Notice of Exercise

ATTACHMENT I

STOCK OPTION AGREEMENT

ATTACHMENT II

2006 EQUITY INCENTIVE PLAN

ATTACHMENT III

NOTICE OF EXERCISE